QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.52

TECHNOLOGY LICENSE AND TRANSFER AGREEMENT

        THIS TECHNOLOGY LICENSE AND TRANSFER AGREEMENT (this "Agreement"), is made and entered into as of August 30th, 2003 (the "Effective Date"), by Newport Fab LLC, a Delaware limited liability company d/b/a Jazz Semiconductor ("Licensor"), and Shanghai Hua Hong NEC Electronics Company, Limited, a company organized under the laws of the People's Republic of China("Licensee").

Purpose and Background

        Licensor owns and/or has certain rights with respect to existing foundry compatible process technology and design kits for [...***...] RF CMOS wafers, [...***...] CMOS, [...***...] RF CMOS wafers, [...***...] CMOS and [...***...] CMOS wafers ("Wafers"), as more particularly described in Appendix A attached hereto (the "Design Kits"). Licensor also owns and/or has certain rights to process technology related thereto in connection with the conduct of a foundry business for the production of Wafers.

        Subject to and in accordance with the terms and conditions set forth herein, Licensee desires to obtain (i) a license from Licensor, to the extent that Licensor has the right to grant such license, to use the Design Kits to the extent necessary solely in conjunction with the conduct by Licensee of a foundry business to produce Wafers, and (ii) a license, to the extent that Licensor has the right to grant such license, to use the Jazz Technology (as described in Appendix F attached hereto) and Jazz Patent Rights (as described in Appendix B attached hereto) for foundry business purposes at HHNEC only in order for Licensee to be able to conduct a foundry business for the production of Wafers.

Agreement

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

1.    Definitions.

        1.1    "Agreement" shall mean this Technology License and Transfer Agreement by and between Licensor and Licensee.

        1.2    "Design Kits" shall have the meaning given to it in the above Recitals.

        1.3    "Documentation" shall mean written material(s) and/or manual(s) provided by Licensor to Licensee and any on-line help files or other on-line materials regarding or related to the Design Kits or the Jazz Technology.

        1.4    "Effective Date" shall have the meaning given to it in the introductory paragraph hereof; provided, that the effectiveness of this Agreement is subject to the pertinent terms and conditions hereof.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        1.5    "Intellectual Property Rights" shall mean any and all right, title and interest in and to any and all patents and all patent applications (including, without limitation, originals, divisions, continuations, continuations-in-part, CPA's, RCE's, provisional, extensions or reissues), design rights (whether registered or not and all applications for the foregoing), copyrights, database rights, topography rights, mask work rights, applications to register any of the aforementioned rights, trade secrets, rights in unpatented know-how and show-how, information, data, drawings, concepts, drawings, schematics, specifications, object code and machine-readable copies of any software, source code relating to any software, rights of confidence, rights of authorship, and any other intellectual or industrial property rights of any nature whatsoever in any part of the world and whether arising under the common law, state law, federal law or the laws of any foreign country.

        1.6    "Jazz Confidential Information" as used herein means information about this Agreement and all its Appendices and Schedules, any amendment or addenda hereto or thereto, Licensor's business, assets or operations, including but not limited to the Design Kits, the Jazz Technology and Intellectual Property Rights, and any other proprietary information supplied to Licensee by Licensor deemed by Licensor to be of value and not commonly known to others within Licensor's industry. Jazz Confidential Information will not include information which Licensee demonstrates with documentary evidence: (a) was filed with any governmental agency on a non-confidential basis or was known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no action of Licensee; (b) was in Licensee's possession prior to the time of the disclosure (provided that Licensee did not receive such information from a party that was subject to a confidentiality agreement with Licensor); (c) is subject to a subpoena, summons or other legal process, or (d) was developed by Licensee independent of the disclosure by Licensor.

        1.7    "Jazz Patent Rights" shall mean those patent rights that Licensor owns or under which it has rights during the term of this Agreement with respect to the Process.

        1.8    "Jazz Technology" shall mean all proprietary information and know-how provided to Licensee by Licensor, no matter in what form provided, that relate to the Process, including, without limitation, information relating to the products and processes identified in Appendix F attached hereto.

        1.9    Licensee" shall mean Shanghai Hua Hong NEC Electronics Company, Limited, a company organized under the laws of the People's Republic of China.

        1.10    Licensee's Facility" shall mean Licensee's Facility located at No. 1188, Chuan Qiao Rd, Pu Dong Shanghai, Peoples Republic of China or other agreed facility.

        1.11    "Licensor" shall mean Newport Fab LLC, a Delaware limited liability company d/b/a Jazz Semiconductor.

        1.12    "LLC Agreement" shall mean the Limited Liability Company Agreement of Jazz/Hua Hong LLC, a limited liability company organized by Licensor and Licensee under the laws of the State of Delaware.

        1.13    "Process" shall mean the process, procedures and methods identified [and defined] by the Design Kits that enable the conduct of a foundry for the production of Wafers as communicated by Licensor to Licensee from time to time during the term of this Agreement.

        1.14    "Manufacturing Territory" shall mean the [...***...].

        1.15    "Wafers" shall have the meaning given to it in the above Recitals.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

2.    License; Limitations and Restrictions.

        2.1    License to Licensee    Licensor hereby grants to Licensee, subject to compliance by Licensee with the terms and conditions of this Agreement, (i) an exclusive, nontransferable, royalty-free (except as otherwise provided herein) license, without the right to sublicense except in the distribution in compliance with the terms of Sections 6.1, 9.2 and 9.6 herein to customers and potential customers whether or not within the Manufacturing Territory solely to enable customers to design for manufacturing at a HHNEC facility within the territory ("Manufacturing Territory"), to the extent that Licensor can grant such license to Licensee (including the Intellectual Property Rights of Licensor therein), to use the Design Kits to the extent necessary solely in conjunction with the conduct by Licensee of a foundry business to produce Wafers at a HHNEC manufacturing facility within the territory; and (ii) an exclusive, nontransferable, royalty-free (except as otherwise provided herein) license within the territory, without the right to sublicense, to use the Jazz Technology and Jazz Patent Rights within the territory, to the extent that Licensor can grant such license to Licensee (including the Intellectual Property Rights of Licensor therein), for business purposes only in order for Licensee to be able to engage customers and to conduct a foundry business for the production of Wafers at a HHNEC facility within the Territory; provided, however, that such right of exclusivity within the Territory shall only apply if (1)Licensee is satisfying the capacity requirements of Licensor,; and (2) Licensee is commercially competitive on on-time delivery, quality, and yield of Licensor products purchased under separate agreement between Licensor and Licensee; and, provided, further, that such right of exclusivity shall not apply to any existing contracts, agreements, or commitments between Licensor and any third party entered into prior to the signing hereof, which have been identified to Licensee. If Licensee fails to meet the conditions set forth in this Section regarding the exclusivity, Licensor shall notify the Licensee in writing of such failure and the Licensee, upon receiving such notice, shall have [...***...] of grace period to correct such failure. Subject to the foregoing, during the term of this Agreement said right of exclusivity shall mean that Licensor shall not license the Licensed Technology to any third party within the Manufacturing Territory other than Licensee to make and sell, Wafers to foundry customers but Licensor shall be free to make and sell and license any third party or parties to make and sell Wafersoutside of the Territory and Licensee's right to sell Wafers outside the Territory shall be non-exclusive, it is also understood that Licensor shall retain the right to use the Licensed Technology to make or sell wafers at Licensor's facilities without restriction..

        2.2    No Other Licenses or Rights.    This license does not authorize any use other than that which is expressly set out herein. No other license or right to sublicense or other right is granted, by implication, estoppel or otherwise to Licensee with respect to the Design Kits, any Jazz Technology, Jazz Patent Rights or any Intellectual Property Rights of Licensor and/or Confidential Information in regard thereto now or hereafter owned or controlled by Licensor except those expressly granted in this Agreement. Licensee agrees and acknowledges that, except as otherwise set forth herein, Licensor reserves to itself all rights in all fields, territories and technologies under or with respect to the Jazz Technology, Jazz Patent Rights and Intellectual Property Rights of Licensor therein.

        2.3    No Transfer of Title or Ownership.    This license transfers to Licensee neither title nor any Intellectual Property Rights to the Design Kits, the Jazz Technology or Jazz Patent Rights (or any part or element thereof), or any Documentation (or any part or element thereof), or any copyrights, patents, trade secrets, or trademarks, or other proprietary rights embodied or used in connection therewith, except for the limited licenses expressly granted herein. Licensee hereby agrees and acknowledges that Licensor is the sole owner of and shall retain all ownership right, title and interest in and to the Design Kits, the Jazz Technology and Jazz Patent Rights (and all Intellectual Property Rights therein). Licensee hereby agrees that Licensee shall not contest or oppose or otherwise participate in or support any challenge, including without limitation a challenge to ownership, validity, scope or enforceability of any of the Design Kits, the Jazz Technology or Jazz Patent Rights (or any Intellectual Property Rights therein), nor shall Licensee participate in or support in any way any reissue, reexamination or reconsideration thereof. Licensee shall sign or cause to be signed all documents necessary to perfect Licensor's ownership rights in the Design Kits, the Jazz Technology and Jazz Patent Rights, including all Intellectual Property Rights of Licensor therein, including without limitation all necessary assignments and agreements with its employees, subcontractors or agents.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        2.4    License Restrictions.    Licensee agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party: (a) sell, lease, rent, assign, transfer, license or sublicense any of the Design Kits, the Jazz Technology, the Jazz Patent Rights or Documentation; (b) use or manipulate any of the Design Kits, the Jazz Technology, the Jazz Patent Rights or any Documentation (or any part or element thereof) in any manner or to any extent not contemplated by this Agreement; (c) provide, disclose, divulge or make available to, or permit use of the Design Kits, the Jazz Technology, the Jazz Patent Rights or Documentation (or any part or element thereof) by any third party, except as otherwise expressly permitted in accordance with the terms and conditions hereof; or (d) take any other action in derogation of Licensor's Intellectual Property Rights.

        2.5    Right to Audit.    Licensee will keep complete, true and accurate books of account, records of production, engineering documents, etc. for the purpose of showing its compliance with the terms of this Agreement. Such books, records and documents will be kept at Licensee's principal place of business at all times during the term of this Agreement and for a period of at least [...***...] after termination or expiration of this Agreement for any reason. Upon [...***...] written notice to Licensee, and no more often than [...***...], Licensor's designated representative, at Licensor's expense, shall have the right to inspect Licensee's records relevant to this Agreement only and not business data of Licensee that is irrelevant to this Agreement during normal business hours solely for the purposes of verifying the compliance by Licensee with the provisions of this Agreement. A final inspection shall occur no later than [...***...] after the termination of this Agreement.

        2.6    Third Party Software, Licenses, Consents and Agreements.    Licensee acknowledges and understands that utilization of the Design Kits and/or Jazz Technology requires third party software and software licenses that are not included in the Design Kits, as more particularly set forth on Appendix C attached hereto, and that Licensor is not purporting to assign or sublicense any rights to such third party software. In addition, Licensee acknowledges that the utilization of the Design Kits and/or Jazz Technology is subject to the terms and conditions of certain agreements between Licensor and certain third parties including without limitation, those third parties set forth on Appendix D attached hereto, which agreements require the prior written consent of such third parties, a sublicense of Licensor's rights under its agreements with such third parties and/or a separate agreement between Licensee and one or more of such third parties to permit Licensee to use the Design Kits and/or Jazz Technology and which may also require the payment of royalties or other recurring fees or charges to such third parties. Licensee acknowledges and agrees that the effectiveness of this Agreement and grant of the license herein is expressly conditioned upon obtaining such consents, sublicenses and/or separate agreements, as applicable, and that Licensee is responsible for obtaining at its own expense, and shall obtain, such consents, sublicenses and/or separate agreements, as applicable, and the third party software and software licenses set forth on Appendix C attached hereto in order to utilize the Design Kits and/or Jazz Technology. Although Licensor shall use its commercially reasonable efforts to assist Licensee in obtaining such consents, sublicenses and/or separate agreements, as applicable, and such third party software and software licenses, and assist in negotiating with such third parties a cost-effective means of utilizing such licenses and the likely recurring fees and charges payable to such third parties, no assurance is or can be given by Licensor that Licensee will be able to obtain any or all of such consents, sublicenses and/or separate agreements, as applicable, or that Licensee will be able to obtain such third party software and software licenses. Licensee further acknowledges and agrees that Licensee shall be responsible for the payment of any fees, royalties and other charges payable to such third parties pursuant to such consents, sublicenses and/or separate agreements, as applicable, and such third party software and software licenses. Furthermore, Licensee acknowledges and understands that Licensee may select to obtain and utilize certain optional views with respect to the Design Kits as Licensee may deem appropriate in its reasonable discretion and at its sole expense, as more particularly set forth on Appendix E attached hereto.

        2.7    Export Control Approvals.    Licensee acknowledges and agrees that the effectiveness of this Agreement and grant of the foregoing licenses is expressly conditioned upon Licensor and Licensee obtaining all necessary and advisable approvals from the United States Department of Commerce (Bureau of Industry and Security) and any and all other applicable U.S., People's Republic of China and other foreign governmental agencies (collectively, "Export Control Approvals").

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        2.8    Newly Developed Technology.    During the term of this Agreement, the Process may be improved, modified, refined or otherwise altered by Licensee. Such improvements, modifications, refinements or other alterations shall hereinafter be referred to as "Newly Developed Technology" and may, but need not necessarily, constitute one or more inventions, whether patentable or not. Licensee agrees to promptly disclose any Newly Developed Technology to Licensor. All Newly Developed Technology and all Intellectual Property Rights therein shall be owned by Licensee. Licensee may make any registrations or filings with respect to any Newly Developed Technology with written notice to Licensor. Licensee hereby grants to Licensor a worldwide, perpetual, non-exclusive, non-transferable, royalty-free license in the Newly Developed Technology and all Intellectual Property Rights therein to make, sell, offer to sell, import and otherwise distribute products that include or incorporate, in whole or in part, the Newly Developed Technology and the Intellectual Property Rights therein.

3    Support; Warranties; Disclaimers.

        3.1    Support by Licensor.    Licensor agrees to provide technology transfer (process) support, as well as foundry manufacturing operation service and know-how for foundry compatible process to Licensee, as more particularly described on Appendix G attached hereto.

        3.2    Support by Licensee.    Licensee shall provide engineering support, photo masks and engineering wafers to support the performance of this Agreement by the parties, as more particularly described on Appendix G attached hereto.

        3.3    Limited Representation by Licensor.    Licensor represents and warrants only that, as of the Effective Date, to the actual knowledge of Licensor the Design Kits, Jazz Technology and Jazz Patent Rights licensed to Licensee hereunder are owned, developed by Licensor, or have been licensed to Licensor, and to Licensor's actual knowledge, does not infringe any intellectual property right of any third party. Licensee's exclusive remedy and Licensor's sole obligation for breach of this warranty are set forth in Section 4.1 (Indemnification).

        3.4   SUBJECT TO APPLICABLE CHINESE LAWS AND REGULATIONS REGARDING TECHNOLOGY TRANSFER, EXCEPT FOR THE LIMITED REPRESENTATION MADE BY LICENSOR IN SECTION 3.3 ABOVE, THE JAZZ CONFIDENTIAL INFORMATION, THE DESIGN KITS, THE JAZZ TECHNOLOGY, THE JAZZ PATENT RIGHTS, THE DOCUMENTATION, AND ALL INTELLECTUAL PROPERTY RIGHTS THEREIN AND ALL MATERIALS RELATED THERETO AND THE USE THEREOF AND OF ANY HARDWARE, SOFTWARE OR OTHER DOCUMENTATION DELIVERED HEREUNDER (IN ANY AND ALL FORMS) IS PROVIDED BY LICENSOR AND IS ACCEPTED BY LICENSEE "AS IS" AND "WITH ALL FAULTS." LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO SAME AND/OR THEIR QUALITY, PERFORMANCE, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, THERE IS NO AFFIRMATION OF FACT, ACCURACY, COMPLETENESS, CAPABILITY OR PERFORMANCE, EXPRESS OR IMPLIED, MADE BY LICENSOR WITH RESPECT TO THE JAZZ CONFIDENTIAL INFORMATION, THE DESIGN KITS, THE JAZZ TECHNOLOGY, JAZZ PATENT RIGHTS, DOCUMENTATION, THE INTELLECTUAL PROPERTY RIGHTS THEREIN AND ALL MATERIALS RELATED THERETO OR THE USE THEREOF OR OF ANY HARDWARE, SOFTWARE OR OTHER DOCUMENTATION DELIVERED HEREUNDER.

        WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LICENSOR DOES NOT WARRANT THAT ANY OF THE DESIGN KITS OR THE JAZZ TECHNOLOGY IS COMPLETE OR WILL OPERATE UNINTERRUPTED OR THAT IT WILL BE FREE FROM ANY DEFECTS OR ERRORS OR THAT THE JAZZ TECHNOLOGY OR ANY PORTION THEREOF IS DESIGNED TO MEET ANY OF LICENSEE'S OR ANY OF ITS CUSTOMERS' TECHNICAL OR BUSINESS REQUIREMENTS. NO EMPLOYEE, AGENT, REPRESENTATIVE OR AFFILIATE OF LICENSOR HAS AUTHORITY AT ANY TIME TO

BIND LICENSOR TO ANY ORAL OR WRITTEN REPRESENTATION OR WARRANTY CONCERNING ANY OF THE DESIGN KITS OR THE JAZZ TECHNOLOGY.

4    Indemnification.

        4.1    Indemnification by Licensor.

        Subject to Section 5.1 (Limitation of Liability), Jazz hereby agrees to (1) defend, at Jazz's expense, and fully indemnify the HHNEC against damages finally awarded by a court of proper jurisdiction in any intellectual property infringement lawsuit brought by any third party against the products manufactured by HHNEC based on the solely use of Jazz's Process, only to the extent that such products are sold to Jazz and only to the extent that such infringement action is based on using Jazz's Process; and (2) for products not sold to Jazz, Jazz shall defend, at Jazz's expense, and indemnify HHNEC in such intellectual property infringement lawsuit brought by such third party against the products manufactured by HHNEC based solely on the use of Jazz's Process. Under this circumstance (2) the cumulative amount of indemnifications recoverable by HHNEC, and/or to be expended by Jazz, shall not exceed, in the aggregate, [...***...].

        In the event of such a claim of infringement, Jazz may, at its option: [...***...]. Jazz shall have no liability for any costs, loss or damages resulting from, and HHNEC agrees to defend and indemnify Jazz for: (i) the use of the Jazz's Process in combination with any other process not supplied by Jazz, (ii) the use of the Jazz's Process in a manner for which it was expressly restricted, (iii) the willful mis-conduct of HHNEC, or (iv) any settlement or compromise incurred or made by HHNEC without Jazz's prior written consent.

        Jazz has no obligation under Subsection 4.1 herein, unless Jazz is promptly notified of claims, suits and actions by such third party, given all known evidence in HHNEC possession, and given reasonable assistance in, and sole control of, the defense thereof and all negotiations for its settlement or compromise.

        [...***...]

        4.2    Indemnification by Licensee.    Subject to Section 5.1 (Limitation of Liability) Licensee shall indemnify, defend and hold harmless Licensor and each of Licensor's affiliates, subsidiaries, partners, principals, officers, directors, employees, agents and permitted assigns against any damages or liabilities that arise out of or in connection with any breach by Licensee of this Agreement, including any inaccuracy or breach of any representation, warranty or covenant of Licensee contained herein and any modification or alteration by Licensee (or any third party on behalf of Licensee) of the Design Kits (or any part or element thereof), the Jazz Technology (or any part or element thereof), the Jazz Patent Rights (or any part or element thereof), or any Jazz Confidential Information or Documentation. Except for otherwise defined in this agreement, Licensee, at its own expense, shall defend all suits or actions, provided Licensee is promptly notified of such suits or actions, given all evidence in Licensor's possession, and given reasonable assistance by Licensor in and sole control of defense thereof and all negotiations for its settlement or compromise. Licensee shall have no liability to Licensor for any settlement or compromise incurred or made by Licensor without Licensee's prior written consent (which consent shall not unreasonably be withheld or delayed).

        4.3    Notification; Cooperation.    Each party shall promptly notify the other, in writing, of each infringement claim of which such party becomes aware, and such party shall reasonably cooperate with the other party and make reasonably available to the other all information, including but not limited to documents and witnesses, reasonably necessary to conduct an adequate and appropriate defense to such infringement claim.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

5    Limitation Of Liability.

        5.1    No Liability for Special Damages.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES OR UNDER ANY LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, BREACH OF CONTRACT OR TORTIOUS CONDUCT), BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECULATIVE, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, OR FOR ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY MALFUNCTIONS, DELAYS, LOSS OF DATA, LOSS OF REVENUE OR PROFITS, INTERRUPTION OF SERVICE OR LOSS OF BUSINESS OR ANTICIPATORY PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

6    Confidentiality.

        6.1    Confidentiality.    In connection with the transactions contemplated by this Agreement, Licensee will obtain or have access to Jazz Confidential Information. Jazz Confidential Information may be disclosed by Licensee only to those persons within Licensee who "need to know" such information in order to perform their responsibilities under this Agreement on behalf of Licensee. Licensee will, and will cause each of its employees to: (a) keep in utmost confidence all Jazz Confidential Information; (b) not use any Jazz Confidential Information for any purpose other than the performance of this Agreement; (c) not disclose any Jazz Confidential Information to any third party without Licensor's prior written consent except in the distribution to customers and potential customers for usual and customary foundry business purposes; provided, that each such customer and potential customer shall have first entered into a confidentiality agreement in regard to such Jazz Confidential Information containing provisions protective of Licensor's rights therein that are at least as protective as those set forth herein, the form of which confidentiality agreement shall have been approved in advance by Licensor; and (d) return all of the Jazz Confidential Information, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of Jazz Confidential Information to Licensor within [...***...] after the termination of this Agreement for any reason and provide verification by a senior officer of Licensee that all Jazz Confidential Information has been returned to Licensor. Without limiting the foregoing, Licensee agrees to employ with regard to such Jazz Confidential Information procedures no less restrictive than the strictest procedures used by Licensee to protect its own confidential information, and in no case less than a reasonable degree of care under the circumstances. Licensee shall promptly notify Licensor of any known unauthorized use or disclosure of the Jazz Confidential Information, and will cooperate with Licensor in any litigation brought by Licensor against third parties to protect its proprietary right.

        With respect to the Newly Developed Technology (and Intellectual Property Rights therein), each of Licensor and Licensee will, and will cause each of its employees to: (a) keep in utmost confidence all Newly Developed Technology (and Intellectual Property Rights therein); and (b) not disclose any Newly Developed Technology (or Intellectual Property Rights therein) to any third party without the prior written consent of the other party. Without limiting the foregoing, each of Licensor and Licensee agrees to employ with regard to such Newly Developed Technology (and Intellectual Property Rights therein) procedures no less restrictive than the strictest procedures used by such party to protect its own confidential information, and in no case less than a reasonable degree of care under the circumstances. Each of Licensor and Licensee shall promptly notify the other party of any known unauthorized use or disclosure of any Newly Developed Technology (and any Intellectual Property Rights therein), and will cooperate with the other party in any litigation brought by the other party against third parties to protect its proprietary right.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        6.2    Equitable Relief.    Licensee, agrees that, because the breach or threatened breach of any of the terms of this Article 6 by Licensee will result in immediate and irreparable injury to Licensor, Licensor shall be entitled to an injunction restraining Licensee from any such breach to the fullest extent allowed by law without the necessity of posting any bond. Any such right of equitable relief granted to Licensor shall not be deemed to preclude Licensor from seeking money damages or any other remedy, subject to section 8.1, from Licensee and/or its agents in the event of such a breach.

        6.3    Confidentiality of Agreement.    The terms and conditions of this Agreement are deemed to be confidential, and each party will maintain such terms and conditions in strict confidence. The terms of this Agreement may be disclosed only to (i) those persons within Licensor's and Licensee's respective organizations who "need to know" such information in order to perform their work responsibilities on behalf of their employer; (ii) as required by any court or other governmental body or agency (including, without limitation, the United States Bureau of Industry and Security and the Securities Exchange Commission), (iii) as otherwise required by law, and (iv) to legal counsel of the parties, accountants and other professional advisors.

7    Term and Termination.

        7.1    Term.    The Term of this Agreement shall commence on the Effective Date and continue for a period of [...***...] there from (the "Initial Term"), unless terminated earlier in accordance with Section 7.2. Upon expiration of the Initial Term, this Agreement will renew automatically for successive [...***...] periods unless terminated by either party with [...***...] written notice prior to the expiration of any such period. At the expiration of the term or upon the termination of the Agreement, both parties agree to reasonably cooperate with each other to return any materials required to be so returned.

        7.2    Termination.    In addition to the provisions of Section 7.1 and the other provisions pertaining to the effectiveness of this Agreement set forth elsewhere herein, this Agreement may be terminated by either party (i) after the Initial Term with [...***...] written notice to the other party, (ii) after the material breach of this Agreement by the other party which is not cured within [...***...] after the non-breaching party provides the breaching party with written notice of such breach, (iii) upon the filing of a petition by the other party seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts after [...***...] written notice to the other party, or (iv) with respect to any Design Kit, Jazz Technology, Jazz Patent Right, Jazz Confidential Information or Documents (or any portion thereof), if an Export Control Approval relating to such Design Kit, Jazz Technology, Jazz Patent Right, Jazz Confidential Information or Documents (or any portion thereof) expires, is revoked or otherwise terminates for any reason; provided, that this Agreement shall continue with respect to any Design Kit, Jazz Technology, Jazz Patent Right, Jazz Confidential Information or Documents (or any portion thereof) that is not affected by the expiration, revocation or termination of such Export Control Approval. Upon termination of this Agreement for any reason: (a) except as set forth herein, Licensee shall have no right to use, disclose or distribute any of the Design Kits and no right to use the Jazz Technology or Jazz Patent Rights and shall discontinue the use thereof; (b) Licensee shall immediately cease using and remove all Design Kits and Jazz Technology from Licensee's Facility; (c) Licensee shall return all copies of the Design Kits and all of the Jazz Technology, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of the Design Kits and the Jazz Technology to Licensor within [...***...] after the termination of this Agreement for any reason and provide written verification by a senior officer of Licensee that all Design Kits and Jazz Technology has been returned to Licensor and that the Process is no longer in use by Licensee; and (d) at any time and from time to time during the [...***...] period following the termination of this Agreement and upon [...***...] prior written notice, Licensee shall permit Licensor to inspect Licensee's Facility to insure compliance with the obligations of this Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        7.3    Breach; Remedy:    Subject to section 8.1, if any party committed a material breach of its obligations under this Agreement, the non-breaching party shall first give written notice of breach to the breaching party and request the breaching party to correct the breach within [...***...] from the date of its receipt of the notice unless expressly provided otherwise in this Agreement, including but not limited to section 6 and section 2.1. In the event that the breaching party failed to correct the breach within the curing period, the non-breaching party shall then be entitled to claim damages from the breaching party. The remedies under this Section 7.3 shall be in addition to any other remedies available to the non-breaching party.

8    Dispute Resolution.

        8.1    Internal Mediation..

  Any dispute arising from, out of the implementation of, or in connection with this Agreement shall be settled through friendly consultation between the Parties. In the event that no settlement of the dispute can be reached through consultation within [...***...] following the date on which a written request for consultation by any Party, the dispute shall be submitted by the claimant (the "Claimant") to the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden and be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce as in effect on the date of arbitration.

  (a)    The arbitration tribunal shall consist of three (3) arbitrators. The Claimant and the respondent (the "Respondent") shall select one (1) arbitrator. The third arbitrator, who shall be chairman of the arbitration tribunal, shall be selected jointly by the Claimant and the Respondent. If the Claimant and the Respondent are unable to agree as to the selection of the third arbitrator within [...***...], then the third arbitrator shall be selected by the Arbitration Institute of the Stockholm Chamber of Commerce.

  (b)    All the proceedings in any such arbitration will be conducted in English.

  (c)    The arbitration award shall be final and binding upon all Parties. The arbitration costs shall be paid according to the award as fixed by the arbitration tribunal.

  (d)    During the period when a dispute is being resolved, the Parties shall in all other respects continue to exercise their remaining respective rights and fulfill their respective obligations under this Agreement except for such rights, obligations and other matters which are subject to the arbitration.

        8.2    Extension of Deadlines.    All deadlines in this Article 8 may be extended by mutual agreement of the parties.

  8.3    [...***...]

9    Additional Terms.

        9.1    Governing Law, Language.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, United States of America, without regard for its choice and or conflict of laws provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods and is subject to all other applicable governmental laws and regulations, including but not limited to applicable regulations and requirements of any regulatory agency concerning the export or import of any Design Kits and the export of Jazz Technology and Jazz Patent Rights from the United States of America. This Agreement has been made in both the English and Chinese languages and the texts of both languages shall be equally authentic for the purpose of any interpretation. All documents and communications (including any arbitration or mediation proceedings and any documents or communications delivered in connection therewith) between the parties hereto shall be in the English language.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        9.2    Compliance With Laws.    In exercising its rights and meeting its obligations under this license, each of Licensor and Licensee shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any domestic or foreign governmental body having jurisdiction over the exercise of rights under this Agreement. Each of Licensor and Licensee further agrees to indemnify and hold harmless the other party and its officers, directors, shareholders, employees, agents and representatives against any and all costs, liabilities, damages, losses or expenses (including, without limitation, attorneys' fees), citation, fine, penalty and liability of any kind which might be imposed by reason of any established knowing or intentional violation of any such laws, order, rules or regulations by such party. This Section shall survive the expiration or termination of this Agreement for any reason.

        9.3    Successors and Assigns.    This Agreement will be binding upon the parties and will inure to their benefit and the benefit of their permitted successors and assigns in conjunction with the purchase of the Party in total and as an on going enterprise which is not in conjunction with the filing of a petition by the other party seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, otherwise, neither party shall assign this Agreement or any of its interests hereunder without the prior written consent of the other.

        9.4    Relationship of the Parties.    Each party hereto is contracting independently with the other and neither party shall be deemed to be an agent, representative or a partner of the other Licensors as a result of any provision of this Agreement. Neither party shall have the right or authority to assume or create any obligation or responsibility, whether express or implied, on behalf of or in the name of the other party or to bind the other party in any manner for any purpose.

        9.5    Headings and Captions.    The headings and captions used in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of the respective provisions of this Agreement.

        9.6    Export Controls.    Licensee agrees to comply with all United States' and The People's Republic of China's (and/or any other appropriate jurisdiction's) export regulations in connection with this Agreement. In this regard, Licensee may not export or re export the Design Kits, the Jazz Technology or Jazz Patent Rights or any portion thereof without the prior written consent of Licensor and without the appropriate United States and foreign government licenses. Neither the Design Kits, the Jazz Technology or the Jazz Patent Rights, nor any technical data contained therein or produced thereby, nor any portion thereof may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, or any other country to which the United States has embargoed goods; or (ii) to anyone on the United States Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. Licensee hereby represents and warrants that it is not located in, under the control of, or a national or resident of any such country or on any such list. Each of Licensor and Licensee further agrees to indemnify and hold harmless the other party and its officers, directors, shareholders, employees, agents and representatives against any and all costs, liabilities, damages, losses or expenses (including, without limitation, attorneys' fees) arising from, or relating to any established knowing or intentional violation by such party of any of the applicable laws and administrative regulations of the United States of America, the People's Republic of China or other foreign governmental agencies relating to the control of exports of commodities and technical data. This Section shall survive the expiration or termination of this Agreement for any reason.

        9.7    Interpretation.    Each party, represented by counsel, has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any party on the basis that such party was the drafter.

        9.8    No Modifications.    No modifications, changes or waivers of this Agreement shall be valid unless made in writing and signed by authorized representatives of both Licensor and Licensee.

        9.9    No Waiver.    The failure or delay of a party to exercise its rights here under or any custom or practice of a party in variance with the terms hereof shall not constitute a waiver by the relevant party of the terms of this Agreement and the rights granted to the relevant party herein are to the right of the relevant party to demand exact compliance with the terms hereof. Waiver by a party of any particular default by the other party shall not constitute a waiver of any subsequent default of the same or different nature.

        9.10    Partial Invalidity.    If any provision of this Agreement shall be declared void, voidable, illegal or unenforceable by any court of competent jurisdiction, administrative body or arbitration panel, such declaration or finding shall not void or cancel the other provisions of this Agreement which shall remain binding upon the parties. Any provision of this Agreement if found invalid, illegal or unenforceable shall be renegotiated by the parties to accomplish so far as possible the business purpose of this Agreement.

        9.11    Entire Agreement.    This Agreement and the Appendices attached hereto constitutes the entire and complete agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings, promises, representations and agreements, oral or written. The parties further intend that this Agreement and the Appendices attached hereto constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Agreement. Neither party shall be bound by or liable to the other for any representation, promise, or inducement, whether prior to or concurrent with, made by any agent or person in the other's employ, not embodied in this Agreement or the Appendices attached hereto.

        9.12    Appendices.    Each of the Appendices referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

        9.13    Survival of Certain Provisions.    The obligations set forth in Sections 2.3, 2.5, 2.6, and 3.3 and Articles 4, 5, 6, 7, 8 and 9 shall survive and remain in effect beyond any termination or expiration of this Agreement and shall apply to either party's permitted successors and assigns.

        9.14    Force Majeure.    Neither party shall be held liable or responsible for delay or failure to perform any of such party's obligations under this Agreement occasioned by any cause beyond its reasonable control, including but not limited to war, acts of God, acts of terrorism, civil disturbance, fire, flood, earthquake, epidemic, quarantine restrictions, unusually severe weather, acts or defaults of common carriers, freight embargoes, strike or other labor trouble, lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; power outages, governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid), or any other cause, contingency or circumstance within or without the United States not subject to such party's reasonable control (a "Force Majeure Event"). The party suffering a Force Majeure Event shall [...***...] notify the other party of such Force Majeure Event. A party shall be excused from its performance to the extent caused by such Force Majeure Event; provided that such party (i) gives notice of the Force Majeure Event to the other party [...***...] after its occurrence, (ii) uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance, (iii) continues the performance of all its obligations under this Agreement that are not prevented or delayed and (iv) upon cessation of the Force Majeure Event, [...***...] performs or completes performance of the obligations which were prevented or delayed. If Licensee's inability to perform continues for [...***...] or more from notification to Licensor of the Force Majeure Event, Licensor shall have the right to terminate its obligations to Licensee with no further liability under this Agreement upon prompt written notice.

        9.15    Notices.    Any notices required to be given from one party to the other shall be in writing and in the English language and shall be deemed to have been properly given and effective on the date of delivery if delivered by hand, telegram, cable, or facsimile provided the delivery is confirmed in writing and sent by mail. If mailed, by First Class Mail, Registered or Certified if necessary, Return-Receipt, postage pre-paid. One (1) business day after deposit of a recognized express courier and addressed to the accurate address, including postcode as given below of the addressee or to such address that shall be designed by timely written notice to the other party as follows:

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

To Licensor:	Jazz Semiconductor 4321 Jamboree Road Newport Beach, CA 92660 Attn: Mr. Shu Li FaxNo.:
With copies to:	Carolyn Follis, Esq. Jazz Semiconductor 4321 Jamboree Road Newport Beach, CA 92660 Fax No.:
and
James B. O'Neal, Esq. Rutan & Tucker, LLP 611 Anton Blvd., Suite 1400 Costa Mesa, CA 92626-1931 Fax No.: (714) 546-9035
To Licensee:	Shanghai Hua Hong NEC Electronics Company, Limited No. 1188, Chuan Qiao Rd, Pu Dong Shanghai, People's Republic of China Attn: Chairman Fax No.: 86-21-50310510
With a copy to:	Shanghai Hua Hong NEC Electronics Company, Limited No. 1188, Chuan Qiao Rd, Pu Dong Shanghai, People's Republic of China Attn: Mr. William Wang Fax No.:86-21-50310510

        9.16    Time is of the Essence.    Time is of the essence with respect to this Agreement, as are the provisions relating to ownership, confidential information and payments.

        9.17    Further Assurances.    Each party to this Agreement, upon the request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

        9.18    Publicity.    Neither party shall make a press release, advertisement, public statement or disclosure to any third party concerning the existence of this Agreement or its contents without the express written consent of the other party not to be unreasonably withheld or delayed.

        9.19    Registration.    Upon the request of Licensor, this Agreement shall be registered with the appropriate governmental authorities in the People's Republic of China.

        9.20    Counterparts.    This Agreement may be signed in counterparts, which when taken together, shall constitute one and the same instrument.

        9.21    EFFECTIVENESS    This Contract/Agreement shall become effective upon the effectiveness of the JOINT VENTURE CONTRACT ON THE ESTABLISHMENT AND OPERATION OF SHANGHAI HUA HONG NEC ELECTRONICS COMPANY, LIMITED Dated August 30, 2003

[SIGNATURES CONTAINED ON THE FOLLOW PAGE]

        IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the last date indicated below to be effective as of the Effective Date by their duly authorized representatives.

Newport Fab LLC, a Delaware limited liability company d/b/a Jazz Semiconductor		Shanghai Hua Hong NEC Electronics Company, Limited

By:	/s/ SHU LI	By:	/s/ K. SHIMAKURA
Name:	Shu Li	Name:	K. Shimakura
Title:	CEO	Title:
Date:	8/30/03	Date:

APPENDIX "A"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT

DESCRIPTION OF DESIGN KITS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "B"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT

DESCRIPTION OF PATENTS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "C"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]

THIRD PARTY SOFTWARE AND SOFTWARE LICENSES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "D"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]

THIRD PARTY CONSENTS, SUBLICENSES AND/OR AGREEMENTS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "E"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]

OPTIONAL VIEWS AVAILABLE FROM OTHER THIRD PARTIES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "F"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]

DESCRIPTION OF JAZZ TECHNOLOGY

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX "G"
TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]

PROCESS TRANSFER AND QUALIFICATION

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

QuickLinks

  Exhibit 10.52
APPENDIX "A" TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT
APPENDIX "B" TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT
APPENDIX "C" TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]
APPENDIX "D" TO TECHNOLOGY LICENSE AND TRANSFER AGREEMENT]
APPENDIX E
APPENDIX F
APPENDIX G